Board of Directors

Plenty Fame Holding, LTD. and Subsidiaries

Hong Kong

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Plenty Fame Holding, LTD. and Subsidiaries (the Company) as of December 31, 2008 and 2007 and the consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the consolidated financial position of Plenty Fame Holding, LTD. and Subsidiaries as of December 31, 2008 and 2007, and the consolidated results of its operations and cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

September 17, 2009

Salt Lake City, Utah

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

	2008	2007
Assets
Current Assets
Cash and cash equivalents	$6,768	$10,296
Accounts receivable	48,733	-
Inventories	1,121,068	-
Prepaid expenses and other receivables	447,241	9,780
Total current assets	1,623,810	20,076

Property, plant and equipment, net	3,431,223	3,239,610
Land use rights, net	97,056	92,113
Deferred tax assets	450,966	315,271

Total Assets	$5,603,055	$3,667,070

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Other liabilities	$1,876,480	$1,753,600
Loans from related parties	996,880	-
Short term debt	689,020	-
Accounts payable	153,004	-
Accrued expenses and other payables	382,127	65,885
Taxes payable	23,899	-
Amount due to a shareholder	12,741	29,425
Total current liabilities	4,134,151	1,848,910

Long term debt	303,462	479,500
Long term accrued expenses	142,935	92,475

Total liabilities	4,580,548	2,420,885

Stockholders’ equity
Common stock: Par value $1 per share; 50,000 shares
authorized, issued and outstanding	50,000	50,000
Additional paid in capital	1,882,689	1,882,689
Accumulated deficit	(1,173,091)	(867,816)
Other comprehensive income	262,909	181,312
Total stockholders’ equity	1,022,507	1,246,185

Total liabilities and stockholders’ equity	$5,603,055	$3,667,070

See accompanying notes to consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years ended December 31, 2008 and 2007

	2008	2007

Revenues	$859,110	$-

Cost of sales	336,237	-

Gross profit	522,873	-

Expenses
Selling and distribution	368,889	-
General and administrative	450,344	210,484

Operating loss	(296,360)	(210,484)

Other income/(expenses)
Other income	2,159	-
Interest expense	(112,832)	(39,450)
Total other expenses	(110,673)	(39,450)

Loss from operations before provision for income taxes	(407,033)	(249,934)

Provision for income taxes	(101,758)	(62,484)

Net loss	$(305,275)	$(187,450)

Other comprehensive income
Gain on foreign currency translation	81,597	85,802

Total comprehensive loss	$(223,678)	$(101,648)

Loss per share, basic and diluted	$(6.11)	$(3.75)

Weighted average number of shares outstanding, basic and diluted	50,000	50,000

See accompanying notes to consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

AND COMPREHENSIVE INCOME

Years ended December 31, 2008 and 2007

	Common stock		Additional		Other
	Number of		paid	Accumulated	comprehensive	Total
	Shares	Amount	in capital	deficit	income	equity

Balance at January 1, 2007	50,000	$50,000	$1,882,689	$(680,366)	$95,510	$1,347,833

Net loss for the year	-	-	-	(187,450)	-	(187,450)

Foreign currency translation adjustments	-	-	-	-	85,802	85,802

Balance at December 31, 2007and January 1, 2008	50,000	50,000	1,882,689	(867,816)	181,312	1,246,185

Net loss for the year	-	-	-	(305,275)	-	(305,275)

Foreign currency translation adjustments	-	-	-	-	81,597	81,597

Balance at December 31, 2008	50,000	$50,000	$1,882,689	$(1,173,091)	$262,909	$1,022,507

See accompanying notes to consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2008 and 2007

	2008	2007

Cash flow from operating activities
Net loss for the year	$(305,275)	$(187,450)
Adjustments to reconcile net loss to net cash
(used in)/provided by operating activities
Depreciation	167,375	145,887
Amortization of land use rights	1,485	1,357
Deferred tax income	(111,510)	(62,484)
Changes in assets and liabilities:
Increase in accounts receivables	(48,733)	-
Increase in inventories	(1,121,068)	-
Increase in prepaid expenses and other receivables	(437,461)	(635)
Increase in accounts payables	153,004	-
Increase in accrued expenses and other payables	366,702	110,322
Increase in taxes payable	23,899	-

Net cash (used in)/provided by operating activities	(1,311,582)	6,997

Investing activities
Additions to property, plant and equipment	(132,631)	(1,404)

Net cash used in operating activities	(132,631)	(1,404)

Financing activities
Increase in loans from related parties	1,097,610	-
Repayment of loans from related parties	(100,730)	-
Debt proceeds	689,020	-
Repayment of debt	(205,777)	-
(Decrease)/increase in amount due to a shareholder	(16,684)	1,912

Net cash provided by financing activities	1,463,439	1,912

Net increase in cash and cash equivalents	19,226	7,505

Effect of foreign exchange rate changes	(22,754)	(6,836)

Cash and cash equivalents at beginning of year	10,296	9,627

Cash and cash equivalents at end of year	$6,768	$10,296

Cash paid for interest	$62,372	$-

Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2008 and 2007

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Plenty Fame Holding, Ltd. (“Plenty Fame”) was incorporated on January 18, 2008 under the laws of British Virgin Islands (the “BVI”). Plenty Fame and its subsidiaries (collectively known as the “Company”) are principally engaged in trading of i) health products; ii) feminine hygiene and beauty products; iii) lingerie products; and iv) Chinese herbal tea products in the People’s Republic of China (“PRC” or “China”).

As of December 31, 2008, the subsidiaries of the Company are summarized as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

Prospect Hong Kong Development Limited (“Prospect”)	Hong Kong Special Administrative Region (“HKSAR”) October 17, 2008	HK$10,000	100%	Investment holding

Jiangxi Jien Industries Limited (“Jiangxi Jien” or the “PRC Subsidiary”)	The PRC April 8, 1997	RMB16,000,000	100%	Trading of i) health products; ii) feminine hygiene and beauty products; iii) lingerie products; and iv) Chinese herbal tea products

The PRC Subsidiary was first incorporated on April 8, 1997 under the name of Nanchang Changxin Industries and Trading Limited.  On November 20, 2000, the PRC Subsidiary changed its name to Jiangxi Fangyuanlong Industries and Trading Limited. The PRC Subsidiary was originally engaged in the sale and production of cotton yarn and edigible oils. In 2006, the shareholders of the PRC Subsidiary decided to temporarily suspend its operations in order to formulate a new business strategy with new product mix.  In January, 2008, the PRC Subsidiary resumed its operations and principally engaged in the trading of health products, feminine hygiene and beauty products, lingerie products and Chinese herbal tea products in the PRC. On February 25, 2008, the PRC Subsidiary changed its name to Jiangxi Jien.

On December 12, 2008, Plenty Fame acquired 100% ownership of Prospect. On May 14, 2009, Prospect obtained an approval from Department of Commerce of Jiangxi Province, the PRC to acquire 100% ownership of Jiangxi Jien. Immediate after the transaction, Jiangxi Jien became a wholly owned foreign enterprise registered in the PRC.

The above transactions were accounted for as reverse acquisition, whereby Plenty Fame recognized the assets and liabilities transferred at their carrying amounts. Accordingly, Plenty Fame’s historical financial statements have been prepared to give retroactive effect to these mergers, and represent the operations o f Prospect and Jiangxi Jien. Subsequent to the above share transactions, Jiangxi Jien became the surviving business of the Company.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements for the years ended December 31, 2008 and 2007 include the accounts of the Company and the Company’s subsidiaries (see Note 1). The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and all significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Economic and Political Risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in China and HKSAR through its subsidiaries.

(c)

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(d)

Inventories

Inventories consisting of trading goods, packing and other materials are stated at the lower of cost or net realizable value. Inventory costs are calculated using a weighted average method of accounting.

(e)

Property, Plant and Equipment, Net

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on the straight-line half-year method over the estimated useful lives of the assets. Cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

(f)

Land Use Rights

Land use rights are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives.

(g)

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2008 and 2007.

(h)

Income Tax Expense

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or their future deductibility is uncertain.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company’s financial position or results of operations.

(i)

Fair Value of Financial Instruments

The Company values its financial instruments as required by SFAS No. 157, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, accounts payable, bank and other borrowings, accrued expenses and other payables, taxes payable, and amount due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective year ends.

(j)

Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

(i)

Persuasive evidence of an arrangement exists,

(ii)

Delivery has occurred,

(iii)

The seller’s price to the buyer is fixed or determinable, and

(iv)

Collectibility is reasonably assured.

(k)

Loss Per Share

Loss per share is calculated in accordance with the SFAS No. 128, “Earnings Per Share” (“SFAS 128”). Basic loss per share is based upon the weighted average number of common shares outstanding. Diluted loss per share, if not anti-dilutive, is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of the balance sheet dates, there were no dilutive securities outstanding.

(l)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m)

Retirement Benefits

Payments to defined contribution retirement benefit plans are charged as an expense when employees have rendered service entitling them to the contributions. Payments made to the PRC state-managed retirement benefit schemes are dealt with as payments to defined contribution plans when the Company’s obligations under the plans are equivalent to those arising in a defined contribution retirement benefit plan.

The Company provides no other retirement benefits to its employees.

(n)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is RMB. Capital accounts of the consolidated financial statements are translated into US$

from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. Adjustments resulting from the translation of the Company’s financial statements are recorded in other comprehensive income. The translation rates are as follows:

	2008	2007

Year end RMB : US$ exchange rate	0.1466	0.1370
Average yearly RMB : US$ exchange rate	0.1439	0.1315

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government. The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o)

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(p)

Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In December 2007, the FASB issued SFAS No. 160; Noncontrolling Interest in Consolidated Financial Statements, and amendment of ARB 51, which changes the accounting and reporting for minority interest.  Minority interest will be recharacterized as noncontrolling interest and will be reported as component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the date of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for the Company beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company has not had any material effect on its results of operations or financial condition, due to the adoption of SFAS No. 160.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which replaces SFAS No. 141. The statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS No. 141R are effective for the Company for business combinations for which the acquisition date is on or after April 1, 2009. The adoption of SFAS No. 141R will not have a material impact on the Company’s financial statements unless acquisitions are made.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company’s adoption of FSP FAS 142-3 has not had an impact on its results of operations or financial condition.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. FSP EITF 03-6-1 is effective retrospectively for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 has had no material impact the Company’s financial condition and results of operations.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), to clarify the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market. FSP 157-3 was effective upon issuance and applies to the Company’s current financial statements. The application of the provisions of FSP 157-3 did not materially affect the Company’s results of operations or financial condition for the period ended March 31, 2009.

In June 2008, the FASB issued EITF No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, effective for financial statements issued for fiscal periods and interim periods beginning after December 15, 2008. EITF No.07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. The adoption of EITF No. 07-5 did not have a material effect on the Company’s financial statements.

In considering all recent accounting pronouncements issued by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations.

(q)

Future Accounting Pronouncements

Below is a listing of the most future accounting standards and their effect on the Company.

In December 2008, the FASB issued FSP SFAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets. FSP SFAS 132(R)-1 requires an employer to provide certain disclosures about the assets held by its defined benefit pension or other postretirement plans. The required disclosures include the investment policies and strategies of the plans, the fair value of the major categories of plan assets, the inputs and valuation techniques used to develop fair value measurements and a description of significant concentrations of risk in plan assets. FSP SFAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP SFAS 132(R)-1 to have a material impact on its Financial Statements.

In April 2009, the FASB issued FSP SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. Under FSP SFAS No. 157-4, transactions or quoted prices may not accurately reflect fair value if an entity determines that there has been a significant decrease in the volume and level of activity for the asset or the liability in relation to the normal market activity for the asset or liability (or similar assets or liabilities). In addition, if there is evidence that the transaction for the asset or liability is not orderly; the entity shall place little, if any weight on that transaction price as an indicator of fair value. FSP SFAS No. 157-4 is effective for periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 subject to the early adoption of FSP SFAS No. 115-2 and SFAS No. 124-2. The Company did not elect to early adopt FSP SFAS No. 157-4; however, it does not expect the adoption to have a material impact on its Financial Statements.

In considering all future accounting pronouncements issued by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these future accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations.

NOTE 4 – INVENTORIES

As of the balance sheet dates, the Company’s inventories are summarized as follows:

	2008	2007

Trading inventories	$1,114,240	$-
Packing and other materials	6,828	-

Total	$1,121,068	$-

NOTE 5 – PREPAID EXPENSES AND OTHER RECEIVABLES

As of the balance sheet dates, the Company’s prepaid expenses and other receivables are summarized as follows:

	2008	2007

Prepaid expenses	$441,723	$7,834
Other receivables	5,518	1,946

Total	$447,241	$9,780

Include in prepaid expenses as of December 31, 2008, there is a deposit of $413,850 paid to Shenzhen Meikomeile Commercial Limited (“Shenzhen Meikomeile”), a major supplier of the Company, for purchase of trading inventories.  Subsequent to the balance sheet date, a director of Shenzhen Meikomeile became one of the Company’s directors on February 10, 2009.

The Company evaluates prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and by Jiangxi Jien in the PRC. As of the balance sheet dates, property, plant and equipment are summarized as follows:

	Depreciable lifes	2008	2007

At cost:
Properties	40 years	$2,473,475	$2,311,501
Plant and machinery	15 years	1,616,324	1,500,018
Motor vehicle	10 years	107,722	658
Office equipment	5 years	42,294	23,726
Construction in progress	N/A	529,028	494,385
		4,768,843	4,330,288
Less: Accumulated depreciation		(1,337,620)	(1,090,678)

Property, plant and equipment, net		$3,431,223	$3,239,610

Depreciation expense for the years ended December 31, 2008 and 2007 was $167,375 and $145,887, respectively.

The Company’s properties and construction in progress are restricted to sale as of December 31, 2008 and up to the date of this report.  Details of which have been disclosed in note 10 to the consolidated financial statements.

NOTE 7 – LAND USE RIGHTS

The Company’s land use rights represent the cost for purchasing the rights to use the leasehold land in the PRC for the production facilities of Jiangxi Jien. According to the law of the PRC, the government owns all the land in the PRC. Companies or individuals are only authorized to possess and use the land through land use rights granted by the PRC government.

As of the balance sheet dates, the Company’s land use rights are summarized as follows:

	Depreciable lifes	2008	2007
At cost:
Land use rights	59 – 60 years	$111,460	$104,161

Less: Accumulated amortization		(14,404)	(12,048)

Total		$97,056	$92,113

Amortization for the years ended December 31, 2008 and 2007 was $1,485 and $1,357, respectively.

The Company’s land use rights are restricted to sale as of December 31, 2008 and up to the date of this report.  Details of which have been disclosed in note 10 to the consolidated financial statements.

NOTE 8 – DEFERRED TAX ASSETS

As of the balance sheet dates, the components of the Company’s deferred tax assets are summarized as follows:

	2008	2007
Arising from:
Difference in depreciation and amortization	$292,750	$275,681
Difference in recognition of expenses between
accounting and PRC tax practice	158,216	39,590

Total	$450,966	$315,271

NOTE 9 – AMOUNT DUE TO A SHAREHOLDER

The amount due to a shareholder represents temporary advances from Mr. Ye Xinzhang.  The balances are unsecured, interest free and have no fixed terms of repayments.

NOTE 10 – OTHER LIABILITIES

	Original currency	2008	2007

Other liabilities	RMB12,800,000	$1,876,480	$1,753,600

In 2003, the Company was involved in litigation matters with two local banks in PRC as Jiangxi Jien was unable to settle bank borrowings of RMB16,200,000 in aggregate.

Pursuant to legal opinion, the Court of Anyi Municipal, Jiangxi Province, China (the “Court of Anyi”) ruled in 2003 that the final settlement payable by Jiangxi Jien is RMB12,800,000 (equivalent to $1,876,480 and $1,753,600 as of December 31, 2008 and 2007, respectively). Meanwhile, Jiangxi Jien’s properties, construction in progress and land use rights have been restricted to sale until the above debt is fully settled.

Subsequent to the balance sheet date, on February 18, 2009, Prospect, the immediate holding company of Jiangxi Jien, advised the Court of Anyi that the outstanding balance of RMB12,800,000 will be settled before December 15, 2009.  At the same time, Shenzhen Hanhong Investments Limited (“Shenzhen Hanhong”), a related company with common directorship, has provided a guarantee in favour of the Court of Anyi for repayment of the outstanding debt.

Mr. Chen Xing Hua has been appointed as director of Plenty Fame since December 12, 2008. Mr. Chen is also a director of Shenzhen Hanhong. As such, the guarantee granted by Shenzhen Hanhong subsequent to the balance sheet date is a related party transaction.

NOTE 11 – LOANS FROM RELATED PARTIES

The Company has entered into arrangements with related parties to borrow unsecured RMB funds. The table below shows the details of the borrowings:

			Effective interest rate		Outstanding balance
Name of related parties	Due date	Nature	2008	2007	2008	2007

Shenzhen Hanhong	May, 2009	Unsecured	12.0%	-	$776,980	$-
Chen Xing Hua	On demand	Unsecured	12.0%	-	219,900	-

Current portion					$996,880	$-

Mr. Chen Xing Hua is a common director of Plenty Fame and Shenzhen Hanhong (See Note 10). As such, the loans from the director, and the related company with common director, are related party transaction as of December 31, 2008.

Interest expense of loans from related parties for the years ended December 31, 2008 and 2007 were $69,962 and nil, respectively.

NOTE 12 – DEBT

The Company’s debt is summarized as follows:

			Effective interest rate		Outstanding balance
Name of parties	Due date	Nature	2008	2007	2008	2007

Qin Jianguo – (i)	September, 2010	Unsecured	10.8%	8.6%	$303,462	$479,500

Shenzhen Ziyunjin
Investments
Limited – (ii)	June, 2009	Unsecured	12.0%	-	689,020	-
					992,482	479,500
Less: Repayable after one year but within two years (long term debt)					(303,462)	(479,500)

Short term debt					$689,020	$-

(i)

Pursuant to the loan agreement entered into between Jiangxi Jien and Qin Jianguo on September 30, 2005, interest expense levied on the borrowing amount is fixed at RMB1,500,000 (equivalent to $219,900 as of December 31, 2008), repayable on the due date and is being accrued over the loan period (please also see footnote 13).

(ii)

Subsequent to the balance sheet date, a director of Shenzhen Ziyunjin Investments Limited became a shareholder of Plenty Fame on February 10, 2009.

Debt interest expense for the years ended December 31, 2008 and 2007 was $42,870 and $39,450 respectively.

NOTE 13 – ACCRUED EXPENSES AND OTHER PAYABLES

As of the balance sheet dates, the Company’s accrued expenses and other payables are summarized as follows:

	2008	2007

Accrued operating expenses	$89,947	$65,885
Accrued interest expense – (i)	142,935	92,475
Other payables	292,180	-
	525,062	158,360
Less: Accrued interest expense repayable after
one year but within two years – (i)	(142,935)	(92,475)
Current portion	$382,127	$65,885

(i)

Amount represents accrued interest expense for loan from Qin Jianguo (please also see footnote 12).

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations.  These liabilities and accrued operating expenses are non interest bearing and are payable within one year.

NOTE 14 – TAXES PAYABLE

As of the balance sheet dates, the Company’s taxes payable are summarized as follows:

	2008	2007

Income tax payables	$9,935	$-
Value added tax payables	11,292	-
Other tax payables	2,672	-
Total	$23,899	$-

NOTE 15 – REVENUES

The components of the Company’s revenues are as follows:

	2008	2007

Health products	$347,780	$-
Feminine hygiene and beauty products	249,439	-
Lingerie products	167,386	-
Chinese herbal tea products	94,505	-

Total revenues	$859,110	$-

NOTE 16 – PROVISION FOR INCOME TAXES

Income tax expense for each of years ended December 31, 2008 and 2007 are summarized as follows:

	2008	2007

Current – PRC income tax provision	$9,752	$-
Deferred income tax provision	(111,510)	(62,484)

TOTAL	$(101,758)	$(62,484)

A reconciliation of the expected tax with the actual tax expense is as follows:

	2008		2007
	Amount	%	Amount	%

Loss from operations before provision for income taxes	$407,033		$249,934

Expected PRC income tax expense at statutory tax rate of
25% (2007: 33%)	(101,758)	25.0	(82,478)	33.0

Effect on change of tax rate in calculating deferred tax	-	-	19,994	(8.0)

Actual tax expense	$(101,758)	25.0	$(62,484)	25.0

(i)

Jiangxi Jien is subject to PRC tax. The provision for PRC income tax is based on a statutory rate of 25% (2007: 33%) of the assessable income of Jiangxi Jien as determined in accordance with the relevant income tax rules and regulations of the PRC.

(ii)

Plenty Fame is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

(iii)

Prospect did not generate any assessable profits since its incorporation and therefore is not subject to HKSAR tax.

NOTE 17 – RELATED PARTY TRANSACTIONS

In addition to the transactions detailed elsewhere in these financial statements, the Company entered into the following significant transactions with related parties for the years ended December 31, 2008 and 2007:

	2008	2007

Shenzhen Hanhong
Consultancy fees	$71,950	$-

The director of Shenzhen Hanhong is also a director of the Company.  Details of which please refer to note 10 to the consolidated financial statements.

In the opinion of the directors, the above transactions were entered into by the Company in the normal course of business.

NOTE 18 – CONCENTRATION OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers

Beijing Shanghan International Trading Limited (“Beijing Shanghan”), a PRC company, is a major customer of the Company and contributed $710,307 or 82.7% of the Company’s revenues for the year ended December 31, 2008. Subsequent to the balance sheet date, the director of Beijing Shanghan was named as one of the shareholders of Plenty Fame on March 1, 2009.

(b)

Major suppliers

For the year ended December 31, 2008, the vendors who account for 10% or more of purchases of the Company are presented as follows:

	2008
	Purchase	%

Vendor A	$805,119	56.3
Vendor B	208,513	15.8
Vendor C	226,530	14.6

Total	$1,240,162	86.7

NOTE 19 – SUBSEQUENT EVENT

(a)

Material Definitive Agreement

On May 31, 2009, Plenty Fame entered into an Agreement for Share Exchange with China Green Creative, Inc. (“CGC”). Pursuant to which CGC shall acquire all of the equity ownership of Plenty Fame in exchange for a certain number of shares of the voting stock of CGC. At the Closing, CGC shall acquire 100% ownership of Plenty Fame.  Consideration to be paid by CGC shall be a total of 277,785,000 newly-issued shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of Plenty Fame.

(b)

Investment in Shenzhen Jien Electronic Commerce Company Limited (“Shenzhen Jien”)

Subsequent to the balance sheet date, Jiangxi Jien formed Shenzhen Jien, a wholly-owned subsidiary of the Company, on April 13, 2009.  Shenzhen Jien will be principally engaged in the provision of e-commerce services in the PRC.  Its registered capital of RMB3,000,000 was fully paid up in April, 2009.